Exhibit 99.1

Kohl’s Reports Third Quarter Fiscal 2020 Financial Results

•	Third quarter sales and earnings exceed company expectations, with significant improvement from the second quarter

•	Strengthened financial position during the quarter by fully repaying revolver and ending with $1.9 billion in cash

•	Strong operating cash flow year-to-date of $910 million

•	Third quarter comparable sales decrease 13.3%

•	Third quarter loss per share of ($0.08); adjusted diluted earnings per share(2) of $0.01

MENOMONEE FALLS, Wis.—(BUSINESS WIRE)—November 17, 2020— Kohl’s Corporation (NYSE:KSS) today reported results for the quarter ended October 31, 2020.

	Three Months				Nine Months
($ in millions, except per share data)	2020	2019	Change		2020	2019	Change
Total revenue	$3,979	$4,625	(14.0)%		$9,814	$13,142	(25.3%)
Net sales(1)	(13.3)%	(0.3)%			(25.9)%	(2.2)%
Gross margin	35.8%	36.3%	(48	) bps	30.5%	37.3%	(680	) bps
Selling, general, and administrative expenses	$1,302	$1,419	(8.2)%		$3,418	$3,962	(13.7%)
Reported
Net income (loss)	$(12)	$123	(110)%		$(506)	$426	(219)%
Diluted earnings (loss) per share	$(0.08)	$0.78	(110)%		$(3.28)	$2.67	(223)%
Non-GAAP(2)
Adjusted net income (loss)	$2	$116	(98)%		$(532)	$460	(216)%
Adjusted diluted earnings (loss) per share	$0.01	$0.74	(99)%		$(3.45)	$2.89	(219)%

(1)	Represents change in Net sales vs. prior year period.
(2)	Excludes Impairments, store closing, and other costs, (Gain) on sale of real estate, and (Gain) loss on extinguishment of debt.

“I continue to be very proud of how our organization is navigating through the COVID-19 pandemic. Our third quarter results exceeded our expectations with significant sequential sales and profitability improvement. Digital sales growth remained strong and our actions to improve our gross margin showed great progress. We also further strengthened our financial position and fully repaid our revolver during the period, which underscores the solid cash flow generation of our business,” said Michelle Gass, Kohl’s chief executive officer.

“We entered the holiday season well-positioned and prepared to serve our customers with more omnichannel conveniences in place to deliver the great experience they always expect from Kohl’s. As we look ahead, we are incredibly focused on executing against our new strategic framework, which represents our greatest opportunity to drive long-term sales and profit growth and create shareholder value in the coming years,” said Gass. “In addition, through disciplined capital management we plan to reinstate a dividend during the first half of 2021.”

Third Quarter 2020 Earnings Conference Call

Kohl’s will host its quarterly earnings conference call at 9:00 am ET on November 17, 2020. A webcast of the conference call and the related presentation materials will be available via the Company’s web site at investors.kohls.com, both live and after the call.

Cautionary Statement Regarding Forward-Looking Information and Non-GAAP Measures

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K, and in Item 1A of Part II in the Company’s Quarterly Report on Form 10-Q for the quarter ended May 2, 2020, which are expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

In this press release, the Company provides information regarding adjusted net (loss) income and adjusted diluted (loss) earnings per share, which are not recognized terms under U.S. generally accepted accounting principles (“GAAP”) and do not purport to be alternatives to net income as a measure of operating performance. A reconciliation of adjusted net (loss) income and adjusted diluted (loss) earnings per share is provided in this release. The Company believes that the use of these non-GAAP financial measures provides investors with enhanced visibility into its results with respect to the impact of certain costs. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer with more than 1,100 stores in 49 states. With a commitment to inspiring and empowering families to lead fulfilled lives, Kohl’s offers amazing national and exclusive brands, incredible savings and an easy shopping experience in our stores, online at Kohls.com and on Kohl’s mobile app. Since its founding, Kohl’s has given more than $750 million to support communities nationwide, with a focus on family health and wellness. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Contacts

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

KSS-IR

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
(Dollars in Millions, Except per Share Data)	October 31, 2020	November 2, 2019	October 31, 2020	November 2, 2019
Net sales	$3,779	$4,358	$9,152	$12,348
Other revenue	200	267	662	794

Total revenue	3,979	4,625	9,814	13,142
Cost of merchandise sold	2,424	2,775	6,360	7,740
Gross margin rate	35.8%	36.3%	30.5%	37.3%
Operating expenses:
Selling, general, and administrative	1,302	1,419	3,418	3,962
As a percent of total revenue	32.7%	30.7%	34.8%	30.1%
Depreciation and amortization	210	227	656	687
Impairments, store closing, and other	21	—	85	55
(Gain) on sale of real estate	—	—	(127)	—

Operating income (loss)	22	204	(578)	698
Interest expense, net	78	52	214	157
(Gain) loss on extinguishment of debt	—	(9)	—	(9)

(Loss) income before income taxes	(56)	161	(792)	550
(Benefit) provision for income taxes	(44)	38	(286)	124

Net (loss) income	$(12)	$123	$(506)	$426

Average number of shares:
Basic	154	156	154	158
Diluted	154	157	154	159
(Loss) earnings per share:
Basic	$(0.08)	$0.79	$(3.28)	$2.69
Diluted	$(0.08)	$0.78	$(3.28)	$2.67

ADJUSTED NET (LOSS) INCOME AND DILUTED (LOSS) EARNINGS PER SHARE, NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended		Nine Months Ended
(Dollars in Millions, Except per Share Data)	October 31, 2020	November 2, 2019	October 31, 2020	November 2, 2019
Net (loss) income
GAAP	$(12)	$123	$(506)	$426
Impairments, store closing, and other	21	—	85	55
(Gain) on sale of real estate	—	—	(127)	—
(Gain) loss on extinguishment of debt	—	(9)	—	(9)
Income tax impact of items noted above	(7)	2	16	(12)

Adjusted (non-GAAP)	$2	$116	$(532)	$460

Diluted (loss) earnings per share
GAAP(1)	$(0.08)	$0.78	$(3.28)	$2.67
Impairments, store closing, and other	0.14	—	0.55	0.35
(Gain) on sale of real estate	—	—	(0.82)	—
(Gain) loss on extinguishment of debt	—	(0.06)	—	(0.06)
Income tax impact of items noted above	(0.05)	0.02	0.10	(0.07)

Adjusted (non-GAAP)(2)	$0.01	$0.74	$(3.45)	$2.89

(1)

Weighted average diluted shares outstanding for purposes of calculating diluted adjusted (loss) earnings per share for the three months ended October 31, 2020 was 154 million as the effect of including dilutive shares would be antidilutive.

(2)

Weighted average diluted shares outstanding for purpose of calculating diluted earnings per share for the three months ended October 31, 2020 was 155 million, which includes the dilutive effect of share-based awards as determined under the treasury stock method.

KOHL’S CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in Millions)	October 31, 2020	November 2, 2019
Assets
Current assets:
Cash and cash equivalents	$1,939	$490
Merchandise inventories	3,607	4,887
Income tax receivable	115	25
Other	335	379

Total current assets	5,996	5,781
Property and equipment, net	6,876	7,364
Operating leases	2,422	2,427
Other assets	150	167

Total assets	$15,444	$15,739

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,184	$2,454
Accrued liabilities	1,272	1,347
Income taxes payable	—	2
Current portion of:
Finance leases and financing obligations	127	110
Operating leases	160	162

Total current liabilities	3,743	4,075
Long-term debt	2,450	1,856
Finance leases and financing obligations	1,402	1,332
Operating leases	2,644	2,643
Deferred income taxes	74	258
Other long-term liabilities	293	220
Shareholders’ equity	4,838	5,355

Total liabilities and shareholders’ equity	$15,444	$15,739

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
(Dollars in Millions)	October 31, 2020	November 2, 2019
Operating activities
Net (loss) income	$(506)	$426
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	656	687
Share-based compensation	26	47
Deferred income tax (benefit) expense	(181)	45
Impairments, store closing, and other costs	49	45
(Gain) loss on extinguishment of debt	—	(9)
(Gain) on sale of real estate	(127)	—
Non-cash inventory costs	187	—
Non-cash lease expense	111	112
Other non-cash expense (income)	15	(3)
Changes in operating assets and liabilities:
Merchandise inventories	(251)	(1,405)
Other current and long-term assets	54	34
Accounts payable	978	1,266
Accrued and other long-term liabilities	159	(26)
Income taxes	(147)	(49)
Operating lease liabilities	(113)	(125)

Net cash provided by operating activities	910	1,045

Investing activities
Acquisition of property and equipment	(264)	(678)
Proceeds from sale of real estate	194	—
Other	—	8

Net cash used in investing activities	(70)	(670)

Financing activities
Proceeds from issuance of debt	2,097	—
Deferred financing costs	(19)	—
Treasury stock purchases	(8)	(387)
Shares withheld for taxes on vested restricted shares	(21)	(32)
Dividends paid	(108)	(319)
Reduction of long-term borrowings	(1,497)	(6)
Finance lease and financing obligation payments	(72)	(88)
Proceeds from stock option exercises	—	2
Proceeds from financing obligations	4	11

Net cash provided by (used in) financing activities	376	(819)

Net increase (decrease) in cash and cash equivalents	1,216	(444)
Cash and cash equivalents at beginning of period	723	934

Cash and cash equivalents at end of period	$1,939	$490